N
694
169
100
94
Broadway
GRACO
55
394
Downtown Mpls.
94
35W
494
Marshall
Broadway
ROC
RI
11th Ave N.E.
Sibley St.
Ramsey St.
TC

RI - Graco Inc.
George Aristides Riverside Center
1150 Sibley Street NE
Minneapolis, MN 55413
Phone: 612-623-6639

GRACO INC.

ANNUAL MEETING OF SHAREHOLDERS

Friday, April 24, 2009
1:00 p.m. Central Time

George Aristides Riverside Center
1150 Sibley Street N.E.
Minneapolis, Minnesota 55413-1894

Important Notice Regarding Internet Availibility of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K, and Annual Report are available at www.proxyvote.com.

GRACO INC. 88 Eleventh Avenue NE Minneapolis, Minnesota 5413	proxy

This Proxy is solicited by the Board of Directors for use at the Graco Inc. Annual Meeting on Friday, April 24, 2009.

The shares of common stock of Graco Inc. which you were entitled to vote on February 23, 2009, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint Patrick J. McHale and James A. Graner as Proxies, each of them acting in the absence of the other, with full power of substitution, to vote your shares as specified on the reverse side and at their discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

SEE REVERSE FOR VOTING INSTRUCTIONS

GRACO INC. 88 11TH AVENUE N.E. MINNEAPOLIS, MN 55413-1894

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your Notice of Internet Availability of Proxy Materials or, if you requested one, your proxy card, in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Graco Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your Notice of Internet Availability of Proxy Materials or, if you requested one, your proxy card, in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:                                                      Graco Inc.,  c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GRACO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

GRACO INC.
The Board of Directors Recommends a Vote FOR Items 1 and 2.
Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors:
NOMINEES
01) William J. Carroll
02) Jack W. Eugster
03) R. William VanSant

Vote On Proposal		For	Against	Abstain

2.	Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A properly executed proxy will be voted in the manner directed by the person(s) signing below. If you make no choice, your proxy will be voted “FOR” Items 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date